Exhibit 10.5

Termination Agreement

Party A (the Leaser): Tianjin Shimao Auto Logistics Center Co., Ltd
Party B (the Leasee): Tianjin Binhai Shisheng Trading Group Co., Ltd

Whereas, in June 2010, the Parties had entered into a Vehicle Exhibition Hall Lease Contract for the Premise located at 129 Tianbao Avenue, Free Trade Zone, Tianjin; and whereas Party A wishes to conduct refurbishment and decoration of the Premise in question, both the Parties hereby agree to terminate the said Lease Contract as of November 30, 2012, prior to its expiration.

Party A hereby agrees to refund the rental for December 2012, RMB 105,000, and deposit for the said Contract, RMB 150,000, totaling TWO HUNDRED FIFTY-FIVE THOUSAND renminbi, to Party B within one week from the date of this Agreement. Party B agrees not to claim any additional compensation against Party A.

This Agreement becomes effective with official stamps of both parties. This Agreement is made in two copies, each held by one of the parties.

Party A:

Party B:

Nov 30, 2012